Exhibit 21.1

List of Subsidiaries

Name

ATM Ventures, LLC

B.R.E. Holdings, LLC

BWL Aviation, LLC

Card Capture Services (Canada), Inc.

CCS Holding Company

CCS Mexico, S.A. de C.V.

ClearStation, Inc.

Confluent, Inc.

Dempsey & Company, Inc.

E TRADE Systems India Private Limited

E*TRADE Access, Inc.

E*TRADE Advisory Services, Inc.

E*TRADE Asia Limited

E*TRADE Asset Management, Inc.

E*TRADE Bank

E*TRADE Bank Danmark A/S (formerly Difko Borsmaeglerselskab A/S)

E*TRADE Business Solutions Group, Inc.

E*TRADE Canada Securities Corporation

E*TRADE Capital, Inc.

E*TRADE Europe Securities Limited

E*TRADE Europe Services Limited

E*TRADE Financial Corporation

E*TRADE Germany AG

E*TRADE Global Asset Management, Inc.

E*TRADE Institutional Holdings, Ltd.

E*TRADE Institutional Securities Limited

E*TRADE Institutional Securities, Inc.

E*TRADE International Equipment Management Corporation

E*TRADE International Holdings Ltd.

E*TRADE Investor Select, Inc.

E*TRADE Marquette Securities, Inc.

E*TRADE Mortgage Corporation

E*TRADE Norge ASA (Norway)

E*TRADE Securities Corporation

E*TRADE Securities, Incorporated

E*TRADE Svierge AB (Sweden)

E*TRADE Systems Holdings Limited

E*TRADE Technologies Group, LLC

E*TRADE UK (Holdings) Limited

E*TRADE UK, Ltd.

eAdvisor

Electronic Shares Information Ltd.

E*TRADE Asia Services Limited

E*TRADE Securities (Hong Kong) Limited

GVR Company LLC

Investor Select Advisors, Inc.

Nordic AB

North American Cash Systems, Inc.

Telebanc Capital Trust I

Telebanc Capital Trust II

TIR (Holdings) Limited

TIR (U.S.) Holdings Inc.

TIR Securities Australia Ltd.

VERSUS Brokerage Services (U.S.) Inc.

Web Street Securities, Inc.

Web Street, Inc.

W&L Aviation, Inc.

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